Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS THIRD QUARTER 2013 RESULTS

RALEIGH, NC - November 6, 2013, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial results for the third quarter of 2013.

Highlights

•	Total Investment Portfolio at Fair Value: $630.5 million

•	Total Net Assets (Equity): $441.3 million

•	Net Asset Value Per Share (Book Value): $15.94

•	Weighted Average Yield on Debt Investments: 14.3%

•	Efficiency Ratio (current quarter) (G&A Expenses/Total Investment Income): 20.3%

•	Efficiency Ratio (year-to-date) (G&A Expenses/Total Investment Income): 19.8%

•	Investment Portfolio Activity for the Quarter Ended September 30, 2013

•	Cost of investments made during the period: $75.3 million

•	Principal repayments during the period: $92.9 million

•	Proceeds related to the sale of equity investments during the period: $5.5 million

•	Financial Results for the Quarter Ended September 30, 2013

•	Total investment income: $27.3 million

•	Net investment income: $16.8 million

•	Net investment income per share: $0.61

•	Dividends paid per share: $0.54

•	Net realized gains: $1.0 million

•	Net increase in net assets resulting from operations: $23.2 million

•	Net increase in net assets resulting from operations per share: $0.84

In commenting on the Company’s results, Garland S. Tucker, III, Chief Executive Officer, stated, “The third quarter of 2013 was another very strong quarter for Triangle across all of they key metrics we track. Our new investment activity increased significantly during the quarter and our investment portfolio continues to perform well as we experienced both realized and unrealized gains during the quarter. Private equity sponsors that focus on the lower middle market are becoming increasingly active, which we believe bodes well for future investment opportunities for Triangle.”

Third Quarter 2013 Results

Total investment income during the third quarter of 2013 was $27.3 million, compared to total investment income of $24.3 million for the third quarter of 2012, representing an increase of 12.3%. This increase was primarily attributable to an increase in non-recurring fee, dividend and PIK interest income totaling approximately $4.1 million, partially offset by a decrease in loan interest income of approximately $1.1 million.

Net investment income during the third quarter of 2013 was $16.8 million, compared to net investment income of $15.9 million for the third quarter of 2012, representing an increase of 5.7%. The Company’s net investment income per share during the third quarter of 2013 was $0.61 based on a weighted average share count of 27.6 million, as compared to $0.58 per share during the third quarter of 2012, based on a weighted average share count of 27.3 million.

The Company’s net increase in net assets resulting from operations was $23.2 million during the third quarter of 2013, as compared to a net increase in net assets resulting from operations of $16.2 million during the third quarter of 2012. The Company’s net increase in net assets resulting from operations was $0.84 per share during the third quarter of 2013 based on a weighted average share count of 27.6 million, as compared to a net increase in net assets resulting from operations of $0.59 per share during the third quarter of 2012, based on a weighted average share count of 27.3 million.

The Company’s net asset value, or NAV, per share at September 30, 2013, was $15.94 as compared to $15.30 per share at December 31, 2012. As of September 30, 2013, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 14.3%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Triangle is fortunate to be in an excellent position from a liquidity standpoint. With almost $350 million of available capital, we have the ability to meaningfully grow our investment portfolio over the near to intermediate term.”

At September 30, 2013, the Company had cash and cash equivalents totaling $160.0 million.

As of September 30, 2013, the Company had $11.6 million in borrowings outstanding under its $165.0 million credit facility.

As of September 30, 2013, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $193.2 million with a weighted average interest rate of 4.07%. The Company has the ability to issue $31.3 million in additional SBA-guaranteed debentures.

Dividend and Distribution Information

On August 28, 2013, Triangle announced that its board of directors had declared a cash dividend of $0.54 per share, representing a 3.8% increase over the dividend the Company paid during the third quarter of 2012. This was the Company’s twenty-seventh consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was September 11, 2013 and payment date was September 25, 2013.

Recent Portfolio Activity

During the third quarter of 2013, Triangle made five new investments totaling $75.2 million. In addition, Triangle made an equity investment in one existing portfolio company totaling approximately $0.1 million. Also during the third quarter of 2013, the Company received seven repayments totaling approximately $76.5 million and received normal principal repayments and partial loan prepayments totaling approximately $16.4 million. In addition, the Company received proceeds related to the sale of certain equity securities totaling $5.5 million.

New investment transactions during the third quarter of 2013 are summarized as follows:

In July, 2013, the Company made a $15.0 million investment in Applied Consultants, Inc. (“Applied”) consisting of subordinated debt and equity. Applied provides inspection services to the oil and gas pipeline infrastructure industry including inspection of pipelines, compressor stations and processing facilities used in midstream oil and gas energy transport.

In July, 2013, the Company made a $10.0 million second lien term loan to Water Pik, Inc. (“Water Pik”). Water Pik is a leading developer, manufacturer and marketer of innovative branded health care products including oral health and replacement showerhead products.

In August, 2013, the Company made a $7.0 million senior debt investment in FrontStream Payments, Inc. (“FrontStream”). FrontStream is a multi-national provider of integrated back-end merchant solutions and front-end payment and donation management products including turnkey solutions that enable clients to increase revenues through point-of-service, mobile, in-person and web acceptance of ACH eChecks and credit/debit cards.

In September, 2013, the Company made a $30.0 million subordinated debt investment to recapitalize Yellowstone Landscape Group, Inc. (“Yellowstone”), an existing portfolio company. Yellowstone is a full-service lawn care provider focused primarily on the commercial market with services including lawn and landscape maintenance, construction/installation, irrigation, turf management and tree care throughout Texas and the Southeast.

In September, 2013, the Company made a C$14.0 million investment in Specialized Tech, Inc. (“STI”) consisting of subordinated debt and equity. STI, based in Canada, provides oil and gas companies with patented equipment that removes sand and other particulates from the production stream of wells to prevent costly and dangerous leaks and blowouts.

Conference Call to Discuss Second Quarter 2013 Results

Triangle has scheduled a conference call to discuss third quarter 2013 operating and financial results for Thursday, November 7, 2013, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 11, 2013. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 78142304.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until December 15, 2013.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $499,409,391 and $565,737,092 at September 30, 2013 and December 31, 2012, respectively)	$519,185,426	$579,078,939
Affiliate investments (cost of $106,302,777 and $123,019,204 at September 30, 2013 and December 31, 2012, respectively)	108,028,880	123,408,445
Control investments (cost of $7,977,878 and $11,474,208 at September 30, 2013 and December 31, 2012, respectively)	3,261,887	4,315,339
Total investments at fair value	630,476,193	706,802,723
Cash and cash equivalents	160,020,438	72,300,423
Interest and fees receivable	3,885,283	2,650,178
Prepaid expenses and other current assets	785,992	403,123
Deferred financing fees	11,441,030	12,323,430
Property and equipment, net	54,174	55,535
Total assets	$806,663,110	$794,535,412
Liabilities:
Accounts payable and accrued liabilities	$7,128,708	$6,405,570
Interest payable	1,072,595	3,136,574
Taxes payable	40,249	3,210,989
Deferred income taxes	2,780,236	1,342,456
Borrowings under credit facility	11,636,928	—
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,238,889	213,604,579
Total liabilities	365,397,605	377,200,168
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,678,286 and 27,284,798 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively)	27,678	27,285
Additional paid in capital	408,501,259	403,322,097
Investment income in excess of distributions	10,432,313	6,783,161
Accumulated realized gains	8,309,620	1,972,940
Net unrealized appreciation	13,994,635	5,229,761
Total net assets	441,265,505	417,335,244
Total liabilities and net assets	$806,663,110	$794,535,412
Net asset value per share	$15.94	$15.30

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$19,933,576	$16,376,768	$56,817,499	$44,401,267
Affiliate investments	2,710,338	3,838,341	8,919,819	9,508,295
Control investments	50,334	49,384	145,899	161,375
Total loan interest, fee and dividend income	22,694,248	20,264,493	65,883,217	54,070,937
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,591,182	3,017,120	10,076,655	8,454,799
Affiliate investments	942,609	946,345	2,882,719	2,470,663
Control investments	6,058	20,250	17,886	60,221
Total payment-in-kind interest income	4,539,849	3,983,715	12,977,260	10,985,683
Interest income from cash and cash equivalent investments	81,071	78,500	176,774	344,407
Total investment income	27,315,168	24,326,708	79,037,251	65,401,027
Operating expenses:
Interest and other debt financing fees	4,997,620	4,046,885	15,098,655	11,502,245
General and administrative expenses	5,537,980	4,403,469	15,653,640	11,778,156
Total operating expenses	10,535,600	8,450,354	30,752,295	23,280,401
Net investment income	16,779,568	15,876,354	48,284,956	42,120,626
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate	1,006,339	816,393	4,013,789	3,600,501
Affiliate	17,811	785,132	4,613,810	785,132
Control	—	—	(2,290,919)	838,039
Net realized gains (losses)	1,024,150	1,601,525	6,336,680	5,223,672
Net unrealized appreciation (depreciation):
Investments	4,892,807	(586,937)	8,776,148	(2,011,835)
Foreign currency borrowings	(11,274)	—	(11,274)	—
Net unrealized appreciation (depreciation)	4,881,533	(586,937)	8,764,874	(2,011,835)
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	5,905,683	1,014,588	15,101,554	3,211,837
Loss on extinguishment of debt	—	(624,768)	(412,673)	(829,811)
Income tax benefit (provision)	486,413	(34,388)	466,110	(27,157)
Net increase in net assets resulting from operations	$23,171,664	$16,231,786	$63,439,947	$44,475,495
Net investment income per share—basic and diluted	$0.61	$0.58	$1.75	$1.59
Net increase in net assets resulting from operations per share—basic and diluted	$0.84	$0.59	$2.30	$1.68
Dividends declared per common share	$0.54	$0.52	$1.62	$1.49
Weighted average number of shares outstanding—basic and diluted	27,619,464	27,290,493	27,541,442	26,545,542

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net increase in net assets resulting from operations	$63,439,947	$44,475,495
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(112,405,369)	(228,510,522)
Repayments received/sales of portfolio investments	210,113,002	113,898,080
Loan origination and other fees received	1,221,431	3,565,896
Net realized gain on investments	(6,336,680)	(5,223,672)
Net unrealized (appreciation) depreciation on investments	(10,213,928)	1,420,124
Net unrealized depreciation on foreign currency borrowings	11,274	—
Deferred income taxes	1,437,780	591,712
Payment-in-kind interest accrued, net of payments received	(1,459,624)	(5,501,302)
Amortization of deferred financing fees	1,154,021	789,479
Loss on extinguishment of debt	412,673	829,811
Accretion of loan origination and other fees	(3,447,435)	(2,397,275)
Accretion of loan discounts	(1,144,867)	(1,482,707)
Accretion of discount on SBA-guaranteed debentures payable	134,310	131,748
Depreciation expense	30,417	24,145
Stock-based compensation	2,817,267	2,074,927
Changes in operating assets and liabilities:
Interest and fees receivable	(1,235,105)	(2,086,562)
Prepaid expenses	(382,869)	172,301
Accounts payable and accrued liabilities	723,138	768,607
Interest payable	(2,063,979)	(2,664,482)
Taxes payable	(3,170,740)	(1,095,866)
Net cash provided by (used in) operating activities	139,634,664	(80,220,063)
Cash flows from investing activities:
Purchases of property and equipment	(29,056)	(20,667)
Net cash used in investing activities	(29,056)	(20,667)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	(20,500,000)	(40,810,000)
Borrowings under credit facility	11,625,654	26,000,000
Repayments of credit facility	—	(15,000,000)
Proceeds from notes	—	69,000,000
Financing fees paid	(684,294)	(3,572,059)
Proceeds from public stock offerings, net of expenses	—	77,122,974
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(1,111,444)
Cash dividends paid	(42,326,953)	(38,146,302)
Net cash provided by (used in) financing activities	(51,885,593)	73,483,169
Net increase in cash and cash equivalents	87,720,015	(6,757,561)
Cash and cash equivalents, beginning of period	72,300,423	66,868,340
Cash and cash equivalents, end of period	$160,020,438	$60,110,779
Supplemental disclosure of cash flow information:
Cash paid for interest	$15,374,816	$12,999,240
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$2,362,288	$2,462,947